Senesco Technologies Reports Fiscal Year 2013 Financial Results

BRIDGEWATER, N.J. (September 12, 2013) – Senesco Technologies, Inc. ("Senesco" or the "Company") (OTCQB: SNTI) today announced financial results for the 12 months ended June 30, 2013 (“Fiscal 2013”).

Fiscal Fourth Quarter and Recent Highlights

•	The Company completed the second cohort of patients in its Phase 1b/2a clinical trial for the treatment of multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma with SNS01-T, the Company’s lead drug candidate. In cohort 2, two multiple myeloma patients and one diffuse large B-cell lymphoma patient completed the required number of doses to be evaluable from the total of 4 patients enrolled. As with the previous dose level, there were no drug-related serious adverse events or dose-limiting toxicities in the evaluable patients or in the one patient who received only 5 infusions before being withdrawn. Over cohorts 1 and 2 at the two lowest dose levels, stabilization of serum monoclonal protein levels had been observed in three of the five evaluable multiple myeloma patients, and, in three of nine patients overall.

•	In the first quarter of fiscal 2014, the Company began dosing patients in the third cohort at a four-fold increase in the dose level from 0.05 mg/kg to 0.2 mg/kg in its Phase 1b/2a clinical trial for the treatment of multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma. At this does level, the Company has seen efficacy in the preclinical cancer models in mice.

•	A poster entitled “Combination Therapy with Novel Nanoparticle, SNS01-T, and Bortezomib Results in Synergistic Cytotoxicity in Vitro and in Vivo in Multiple Myeloma” was presented at the 16th annual meeting of the American Society of Gene & Cell Therapy.

•	The Company completed an equity offering of $1,255,000 in gross proceeds in May 2013.

•	The Company completed a warrant exchange program in June 2013 whereby outstanding warrants to purchase 30,000,000 shares of common stock were exchanged for shares of common stock and 165 shares of Series A Convertible Preferred Stock were converted into an aggregate of 35,250,000 shares of common stock. Subsequent to the warrant exchange and as of August 31, 2013, the capitalization table of the Company consisted of the following:

Common Stock outstanding	231,901,368
Preferred Stock *	22,166,667
Warrants	28,286,612
Options	20,396,020
Fully diluted	302,750,667

* Represents 665 shares of Series A 10% Convertible Preferred Stock, with a stated value of $1,000 per share. Such 10% Convertible Preferred Stock is currently convertible into common stock at a conversion rate of $0.03 per common share.

“We are pleased that progress is being made in the SNS01-T study,” stated Leslie J. Browne, Ph.D, President and Chief Executive Officer of Senesco Technologies, Inc. Dr. Browne continued, “now that cohort 2 is completed, we are treating patients in cohort 3 at a four-fold increase in the dose level from 0.05 mg/kg to 0.2 mg/kg, a dose level where we have observed efficacy in the preclinical cancer models in mice. We are also pleased to have added the Fred Hutchinson Cancer Research Center in Seattle, WA as a clinical site and to have seen a pick-up in enrollment which may be the result of steps taken over the past year that include increasing the number of clinical sites in the study, amending the protocol so that we may treat up to four patients at any given time and bringing on Dr. Alice Bexon as our Vice President of Clinical Development to lead our clinical activities and focus on timely patient enrollment.”

Fiscal 2013 Financial Results

There was no revenue during Fiscal 2013. Revenue for Fiscal 2012 was $200,000, which consisted of a milestone payment in connection with an agricultural license agreement.

Research and development expenses for Fiscal 2013 were $2,086,666, compared with $2,566,247 for Fiscal 2012, an 18.7% decrease. The decrease was primarily due to a decrease in costs incurred in connection with the Company’s agricultural research program and formulation studies.

General and administrative expenses were $2,499,624 for Fiscal 2013 compared with $2,724,144 for Fiscal 2012, an 8.2% decrease. The decrease was primarily due to a decrease in stock-based compensation, professional fees and investor relations expenses.

The loss applicable to common shares for Fiscal 2013 was $6,985,540 or $0.05 per share compared with a loss applicable to common shares for Fiscal 2012 of $6,691,860 or $0.08 per share. This decrease in the loss applicable to common shares was primarily the result of a decrease in research and development costs and general and administrative expenses, write-off of patents abandoned and dividends on preferred stock which was partially offset by an increase in a non-cash loss on the settlement of warrant liabilities.

As of June 30, 2013, the Company had cash and cash equivalents in the amount of $1,602,294, compared to cash and cash equivalents of $2,001,325, as of June 30, 2012. Senesco has initiated a Phase 1b/2a clinical study with SNS01-T in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma patients. Patients are currently being treated in the third cohort of the trial. The Company plans to fund research and development and commercialization activities by utilizing their current cash balance and investments, by achieving milestones set forth in current licensing agreements, through the execution of additional licensing agreements, and through the placement of equity and / or debt instruments. The Company believes that it has sufficient cash on hand to maintain operations through November 2013.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and, mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of the Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, the Mary Babb Randolph Cancer Center in Morgantown, WV, the John Theurer Cancer Center at Hackensack University Medical Center in Hackensack, NJ and the Fred Hutchinson Cancer Research Center in Seattle, WA. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is sponsoring a clinical study to evaluate its lead therapeutic candidate SNS01-T in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma. SNS01-T targets B-cell cancers and selectively induces apoptosis by modulating eukaryotic translation initiation factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ commercialized products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Company:
Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393
info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2013	2012

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,602,294	$2,001,325
Prepaid research supplies and expenses	1,919,220	1,548,524
Total Current Assets	3,521,514	3,549,849

Equipment, furniture and fixtures, net	4,555	5,857
Intangible assets, net	3,566,497	3,393,992
Security deposit	5,171	5,171
TOTAL ASSETS	$7,097,737	$6,954,869

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$637,320	$594,514
Accrued expenses	387,540	369,695
Line of credit	2,187,082	2,199,108
Total Current Liabilities	3,211,942	3,163,317

Warrant liabilities	-	238,796
Other liabilities	99,728	99,728
TOTAL LIABILITIES	3,311,670	3,501,841

COMMITMENTS (Note 12)

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 800 and 3,379 shares outstanding, respectively
(liquidation preference of $820,000 and $3,463,475
at June 30, 2013 and June 30, 2012, respectively)	8	34
Series B 1,200 shares issued and 0 and 1,200 outstanding, respectively
(liquidation preference of $0 and $1,230,000
at June 30, 2013 and June 30, 2012, respectively)	-	12
Common stock, $0.01 par value, authorized 500,000,000 shares,
issued and outstanding 227,206,174 and 94,112,483, respectively	2,272,062	941,125
Capital in excess of par	75,939,832	69,952,152
Deficit accumulated during the development stage	(74,425,835)	(67,440,295)

Total Stockholders' Equity	3,786,067	3,453,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,097,737	$6,954,869

See Notes to Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

				Cumulative
	Fiscal Year Ended June 30,			Amounts from
	2013	2012	2011	Inception

Licensing Revenue	$-	$200,000	$-	$1,790,000

Operating expenses:
General and administrative	2,499,624	2,724,144	2,610,222	34,114,301
Research and development	2,086,666	2,566,247	3,720,394	23,322,271
Write-off of patents abandoned	64,210	321,137	1,588,087	1,973,434

Total operating expenses	4,650,500	5,611,528	7,918,703	59,410,006

Loss from operations	(4,650,500)	(5,411,528)	(7,918,703)	(57,620,006)

Other non-operating income (expense)

Grant income	-	-	244,479	244,479

Change in fair value of warrant liability	371,591	472,463	609,239	8,701,721

Sale of state income tax loss – net	-	-	-	586,442

Other noncash (expense) income, net	-	-	(115,869)	205,390

Loss on settlement of warrant liabilities	(1,724,546)	-	-	(1,724,546)

Loss on extinguishment of debt	-	-	-	(361,877)

Amortization of debt discount and financing costs	-	-	-	(11,227,870)

Interest expense – convertible notes	-	-	-	(2,027,930)

Interest (expense) income - net	(119,087)	(127,068)	(88,122)	164,901

Net loss	(6,122,542)	(5,066,133)	(7,268,976)	(63,059,296)

Preferred dividends	(862,998)	(1,625,727)	(2,638,300)	(11,366,539)

Loss applicable to common shares	(6,985,540)	(6,691,860)	(9,907,276)	(74,425,835)

Other comprehensive loss	-	-	-	-

Comprehensive loss	$(6,985,540)	$(6,691,860)	$(9,907,276)	$(74,425,835)

Basic and diluted net loss per common share	$(0.05)	$(0.08)	$(0.14)

Basic and diluted weighted-average number
of common shares outstanding	136,638,419	85,703,291	69,332,447

See Notes to Consolidated Financial Statements